Exhibit 10.3

Execution Version

AMENDED AND RESTATED SECURITIES AGENCY AGREEMENT

THIS AMENDED AND RESTATED SECURITIES AGENCY AGREEMENT (this “Agreement”) dated as of October 24, 2008 is entered into by and among THE BANK OF NEW YORK MELLON, a New York banking corporation, not in its individual capacity but solely as trustee under the Original Indenture (as defined herein) (the “Original Trustee”), as trustee under the New Indenture (as defined herein) (the “New Trustee”) and as collateral agent under the Original Indenture and the New Indenture (the “Collateral Agent” and, together with the Original Trustee, the New Trustee and the holders of the Notes (as defined below), the “Secured Parties”), JSC BTA SECURITIES, a Kazakhstan joint stock company incorporated under the laws of Kazakhstan, No. 14024-1910-T00, broker-dealer license No. 0401201983, as Securities Agent in the Republic of Kazakhstan (the “Securities Agent”), TRANSMERIDIAN EXPLORATION INC., a company incorporated under the laws of the British Virgin Islands (“TME”), and BRAMEX MANAGEMENT, INC., a company incorporated under the laws of the British Virgin Islands (“Bramex” and, together with TME, the “Issuers”).

RECITALS

WHEREAS, pursuant to that certain Indenture, dated as of December 12, 2005, as supplemented by the First and Second Supplemental Indentures thereto, dated as of December 22, 2005 and May 24, 2006, respectively (the “Existing Indenture” and, such Existing Indenture, as supplemented by the Third Supplemental Indenture, dated as of the date hereof (and as further amended, restated, supplemented or otherwise modified from time to time, the “Original Indenture”)), by and among TME, the Original Trustee, Transmeridian Exploration Incorporated (the “Parent”), as guarantor, and the other guarantors party thereto (the “Subsidiary Guarantors” and, together with the Parent, the “Guarantors”), TME issued $290 million aggregate principal amount of its senior secured notes due 2010 (the “Original Notes”);

WHEREAS, to secure the obligations of TME under the Original Notes and the Existing Indenture, the Original Trustee, the Securities Agent and the Issuers entered into the Securities Agency Agreement, dated as of January 3, 2006, as amended on May 24, 2006 (the “Original Securities Agency Agreement”);

WHEREAS, to secure the obligations of the Issuers and the Guarantors under the Existing Indenture and the Original Notes, the Issuers executed and delivered (i) the Conditional Share Transfer Agreement, dated as of January 3, 2006, as amended on May 24, 2006 (the “Original CSTA”), among the Issuers and the Securities Agent, and (ii) the Share Encumbrance and Pledge Agreement, dated as of January 3, 2006, as amended on May 24, 2006 (the “Original SEPA”), among the Issuers and the Securities Agent;

WHEREAS, none of the Original Notes are owned by (i) TME or by any Person that is or may be a Person directly or indirectly controlling or controlled by or under direct or indirect common control with TME or (ii) United Energy Group Limited, an exempted company with limited liability existing under the laws of Bermuda (“UEGL”), other than the $43,159,000 aggregate principal amount of Original Notes (the “Specified Original Notes”) owned by UEGL;

WHEREAS, pursuant to that certain Indenture, dated as of the date hereof, by and among TME, the New Trustee and the Guarantors (as amended, amended and restated, supplemented or otherwise modified from time to time, the “New Indenture” and, together with the Original Indenture, the “Indentures”), TME is authorized to issue its senior secured notes due 2010 (the “New Notes” and, together with the Original Notes, the “Notes”) in an aggregate principal amount of up to $177,726,000 (or such other aggregate principal amount set forth in an Authentication Order delivered on the Issue Date (as defined in the New Indenture)) in exchange for all or a portion of the Original Notes;

WHEREAS, pursuant to the Offering Memorandum and Consent Solicitation Statement, dated as of July 23, 2008 (as amended or supplemented, the “Solicitation Statement”), of TME and the Parent, TME and the Parent have solicited consents of the holders of the Original Notes to authorize certain amendments to the Existing Indenture and to the Security Documents (as defined in the Existing Indenture), including the Original Securities Agency Agreement, and in connection therewith, TME has obtained the written consent of the holders of at least a majority in outstanding principal amount of the Original Notes to the substance of the amendment and restatement in its entirety of the Original Securities Agency Agreement, as set forth herein, and the amendment and restatement in its entirety of each of the Original CSTA and the Original SEPA, as set forth in the CSTA and the SEPA (each as defined below), respectively, evidence of which that is satisfactory to the Original Trustee having been filed therewith;

WHEREAS, the Issuers, the Original Trustee, the New Trustee, the Collateral Agent and the Securities Agent have each agreed to enter into this Agreement to amend and restate the Original Securities Agency Agreement to (a) secure the obligations of the Issuers under the Notes and the Indentures and (b) make the other modifications to the Original Securities Agency Agreement as set forth herein;

WHEREAS, to secure the obligations of the Issuers and the Guarantors under the Indentures and the Notes (the “Secured Obligations”), the Issuers have agreed, among other things, to execute and deliver (i) the Amended and Restated Conditional Share Transfer Agreement (the “CSTA”) and the Amended and Restated Share Encumbrance and Pledge Agreement (the “SEPA”) and (ii) the other documents listed on Exhibit A (the CSTA, the SEPA, such other documents listed on Exhibit A and any such other agreements as may be entered into from time to time with the prior written consent of the Collateral Agent with respect to the Shares (as defined in the CSTA) collectively, the “Kazakhstan Documents”); and

WHEREAS, pursuant to Sections 9.6 and 12.4 of the Existing Indenture, the Original Trustee has received an Officer’s Certificate and an Opinion of Counsel as to the matters specified therein with respect to execution and delivery by the Trustee hereof.

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby amend and restate the Original Securities Agency Agreement in its entirety and agree as follows:

Section 1. Definitions

Capitalized terms used herein and not otherwise defined herein and the term “outstanding” shall have the respective meanings given to such terms in the Original Indenture.

Section 2. Appointment of Securities Agent; Successor Securities Agent

The Issuers hereby appoint the Securities Agent, and the Securities Agent hereby accepts such appointment, pursuant to the terms of this Agreement, as securities agent to act on behalf of the Collateral Agent, acting on behalf of the Original Trustee under the Original Indenture for the benefit of the Original Trustee and the holders of the Original Notes and the New Trustee under the New Indenture for the benefit of the New Trustee and the holders of the New Notes, but, in each such case, solely in respect of the Kazakhstan Documents and the Shares covered thereby. The Securities Agent shall be and is hereby authorized to exercise such rights and powers as instructed from time to time by the Collateral Agent to perform its obligations as Securities Agent under this Agreement and as Securities Agent and/or beneficiary under the Kazakhstan Documents. Except as otherwise expressly set forth in this Agreement, the Securities Agent shall not take any action with respect to the Shares, whether pursuant to this Agreement or any of the Kazakhstan Documents, except pursuant to the written instructions of the Collateral Agent.

(a) The Securities Agent is an independent contractor and shall have no authority to act for or represent any Secured Party except as expressly set forth herein. Notwithstanding any provision to the contrary elsewhere, the Securities Agent shall not have any authority, rights, duties or responsibilities, except those expressly set forth in the Kazakhstan Documents to which it is a party and those arising out of its acceptance and administration of this Agreement. The Securities Agent does not owe fiduciary duties to any Secured Party or any other person in connection with the performance of its duties hereunder other than (i) the duty to safekeep the Shares in its custody and (ii) the duty to take no action which would impair the interests of any Secured Party in the Shares. At the expense of the Issuers, the Securities Agent may retain counsel and other experts, and may rely conclusively on the advice of such counsel and other experts. If the Securities Agent is required to take any action hereunder, including, but not limited to, beginning any legal action or proceeding or taking any steps to enforce or realize upon any security interest created by the Kazakhstan Documents, the Issuers shall reimburse and indemnify (whether by way of payment in advance or otherwise) the Securities Agent against all costs, claims, expenses (including legal fees) and liabilities it will or may expend or incur in taking such action.

(b) The Securities Agent may be removed any time with or without cause by written notice by the Collateral Agent. Prior to the effectiveness of any such removal, the Issuers shall have the right to appoint a successor Securities Agent. Upon the acceptance of any appointment as Securities Agent hereunder by a successor Securities Agent, such successor Securities Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Securities Agent, and the retiring Securities Agent shall be discharged from its duties and obligations under this Agreement. After any Securities Agent’s removal hereunder as Securities Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Securities Agent under this Agreement and the Kazakhstan Documents.

(c) Beyond the exercise of reasonable care in the custody thereof, the Securities Agent shall have no duty as to any Shares in its possession or control or in the possession or control of any nominee, agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Securities Agent shall be deemed to have exercised reasonable care in the custody of the Shares in its possession if the Shares are accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Shares, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Securities Agent in good faith.

(d) The Issuers shall concurrently give to the Securities Agent copies of all notices given by the Issuers to the Collateral Agent, the Original Trustee or the New Trustee pursuant to the Indentures, provided that the failure to provide to the Securities Agent a copy of a notice properly delivered to such Collateral Agent, Original Trustee or New Trustee shall not be a separate default or Event of Default under the Original Indenture or an Event of Default under the New Indenture, the Kazakhstan Documents or this Agreement. The Collateral Agent will have the right to appoint a person who will be in charge of exercising the rights derived from or related to the Shares or that may be applicable to its defense, in which case the Securities Agent will be obligated only to grant the necessary powers of attorney. In the event of and following such an appointment, the Collateral Agent shall give prompt notice of such appointment to the Issuers.

Section 3. Responsibilities of Securities Agent

The obligations of the Securities Agent under this Agreement shall be to:

(a) duly execute and deliver and act as Securities Agent or beneficiary under the Kazakhstan Documents for the benefit of the Collateral Agent under the Indentures as requested by the Collateral Agent in writing;

(b) duly perform all of its duties and obligations under the Kazakhstan Documents, specifically those obligations to enforce its rights against the Shares, but only as and to the extent instructed by the Collateral Agent in writing;

(c) upon the occurrence of an Event of Default under either Indenture, take such action as requested by written instructions of the Collateral Agent under the applicable Indenture, specifically including the actions specified under Section 2.1 of the CSTA (but in no event otherwise) in a manner consistent with applicable law. In this regard, the Securities Agent shall be entitled to rely and act upon, and shall be fully protected in relying and acting upon, any note, writing, resolution, notice, consent, certificate, request, demand, direction, instruction, waiver, receipt, agreement, affidavit, letter, statement, order or written document or written communication reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel and other experts retained or employed by the Securities Agent in its reasonable discretion;

(d) be deemed not to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Event of Default under either Indenture or any right or obligation to give a Transfer Instruction (as defined in the CSTA), except upon receipt by the Securities Agent of a written notice or a certificate from the Collateral Agent stating that an Event of Default under the applicable Indenture has occurred and that a Transfer Instruction should be delivered. The Securities Agent shall have no obligation whatsoever, either prior to or after receiving such written notice or certificate, to inquire whether an Event of Default under the applicable Indenture has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it;

(e) take such other actions reasonably requested by the Collateral Agent in accordance with this Agreement;

(f) file the required statements and record the required documents or instruments in the appropriate public office at any time or times necessary to preserve the interests of each Secured Party in the Shares;

(g) following completion of a Share Transfer (as defined in the CSTA), at the direction of the Collateral Agent, sell the Shares in a manner consistent with applicable law for cash or other consideration in one or more transactions in such manner and to such purchasers as shall be directed in writing by the Collateral Agent;

(h) remit all Sales Proceeds (as defined in the CSTA) forthwith to the Collateral Agent until the Collateral Agent shall have received at its offices in New York, New York an aggregate amount equal to all amounts owed by the Issuers with respect to the Secured Obligations, and upon receipt by the Securities Agent of a written certification from the Collateral Agent that the Collateral Agent has received Sales Proceeds from the sales of Transferred Shares (as defined in the CSTA) conducted by or at the direction of the Securities Agent pursuant to the CSTA in an aggregate amount sufficient to have satisfied in full all of the Secured Obligations, (i) remit any remaining Sales Proceeds to the Shareholders (as defined in the CSTA), as they shall jointly direct and (ii) if applicable, instruct the Nominee (as defined in the CSTA) to transfer ownership of any remaining Shares to the Shareholders, as they shall jointly direct; and

(i) if so directed in writing by the Collateral Agent, acquire Transferred Shares for the account of the Collateral Agent, or its assigns, pursuant to the exercise of the set-off rights provided for in Section 7.1(i) of the CSTA. The Securities Agent shall not otherwise exercise such rights under the CSTA or otherwise arising in favor of the Securities Agent by operation of law or any other agreement with the Shareholders, or either Issuer, or any of their Affiliates.

Section 4. Securities Agent’s Individual Capacity

The Securities Agent may engage in any kind of financial business with the Issuers or any of their respective affiliates or subsidiaries as if the Securities Agent were not performing the duties specified herein, and may accept fees and other consideration from the Issuers for services in connection with this Agreement and otherwise without having to account for the same to the Collateral Agent or to any other Secured Party from time to time.

Section 5. Term, Fees, Etc.

The term of this Agreement shall commence on the date hereof and, unless earlier terminated pursuant to Section 2(b), shall terminate upon the Termination Date (as defined in the CSTA). For services rendered as Securities Agent under this Agreement, the Issuers shall pay the Securities Agent such compensation as may be agreed to from time to time in writing between the Securities Agent and the Issuers. The Issuers agree to pay the reasonable fees and expenses of, and other amounts payable to, the Securities Agent under this Agreement (including the reasonable fees and expenses of the Securities Agent’s counsel), in addition to any other fees, expenses and other amounts payable that may arise under the Kazakhstan Documents. No Secured Party shall have any liability for any of the foregoing fees or expenses.

Section 6. Limitation of Responsibility.

(a) The Securities Agent will not be liable for any facts, acts or omissions of the parties on the Kazakhstan Documents or third parties that may prevent the Securities Agent from complying with its obligations and duties under this Agreement.

(b) The Securities Agent shall not have any implied liability or obligation under this Agreement or the Kazakhstan Documents with respect to obligations that are not expressly provided herein or therein.

(c) The parties hereto agree that the Securities Agent shall not be liable for any act or omission, including, without limitation, the failure to deliver any notice in accordance with this Agreement, to be performed by any other party hereto or any third party that may result in a failure to comply with the Securities Agent’s obligations.

(d) The Securities Agent shall not be liable for any act performed in good faith and in accordance with the written instructions delivered by the Collateral Agent to the Securities Agent pursuant to this Agreement. No Secured Party shall have any liability for any negligence or willful misconduct of the Securities Agent.

(e) Notwithstanding any other limitation to the Securities Agent’s liability under this Agreement, the parties hereto agree that the Securities Agent shall not be liable for, and shall not have any obligation to verify or investigate:

(i)	any representation or warranty made by the parties hereto in this Agreement or any other document related to this Agreement, including, but not limited, to the Kazakhstan Documents;

(ii)	the content of any certificate, report or any other document delivered by any party hereto or any other third party; and

(iii)	the fulfillment by the Issuers of their obligations under any agreement related to this Agreement, including, but not limited to, the Kazakhstan Documents.

(f) Nothing herein shall require any Secured Party to submit to the jurisdiction of a non-U.S. court.

(g) Without limiting the above and notwithstanding any provision to the contrary in any other document, the Securities Agent and its officers, representatives, employees and agents:

(i)	shall not have any liability or obligation other than those expressly provided in this Agreement, and the Securities Agent shall not have any implied liability or obligation hereunder;

(ii)	at any time, upon determination by the Securities Agent after consultation with legal counsel that it is prohibited by applicable law to perform or refrain from performing an act or requirement set forth herein, the Securities Agent may postpone or refrain from performing such act until the Securities Agent has received legal advice from counsel or other evidence reasonably satisfactory to the Securities Agent that such act (or omission to act) is not prohibited under applicable law;

(iii)	may, at its own election, seek advice from any legal or any other kind of advisor (provided that the Securities Agent shall not retain financial advisors for the benefit of any Secured Party without the prior written consent of such Person);

(iv)	shall not have any liability whatsoever to determine or investigate the fulfillment or compliance by any of the parties hereto of the terms, conditions and obligations under this Agreement or any other agreement they are part of;

(v)	shall not incur any liability whatsoever for any delay, cancellation or modification of any notice, consent, certificate, representation, communication, copy or any other communication not delivered to the Securities Agent, cancelled or modified timely; and

(vi)	shall not be deemed to have knowledge of any fact or circumstance, unless the Securities Agent has received a written notice at the address provided in Section 9(a) hereof in accordance with this Agreement.

Section 7. Indemnification; Disclaimers, Etc.

(a) The Issuers shall be liable for and shall reimburse and indemnify the Securities Agent and hold each of the Securities Agent, the Original Trustee, the New Trustee and the Collateral Agent (which shall include, for the purposes of this Section 7, their respective officers, employees, agents and directors) harmless from and against any and all claims, losses, liabilities, taxes, costs, damages or expenses (including reasonable attorney’s fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Agreement or being Securities Agent hereunder (including but not limited to Losses incurred by the Securities Agent in connection with its successful defense, in whole or in part, of any claim of willful misconduct on its part); provided, however, that the Securities Agent shall not be indemnified for Losses caused by its own negligence or willful misconduct, for which it shall indemnify each Secured Party and the Issuers for any costs or expenses of any kind whatsoever incurred by them.

(b) No provision of this Agreement or the Kazakhstan Documents shall require the Securities Agent or any Secured Party to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under the

Kazakhstan Documents or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) The Securities Agent shall have no liability (whether sounding in tort, contract or otherwise) for losses in connection with, arising out of, or in any way related to, performance by the Securities Agent under any of the Kazakhstan Documents and/or the relationship established by this Agreement, or any act, omission or event occurring in connection therewith, unless it is determined by a final and nonappealable judgment of a court of competent jurisdiction that is binding on the Securities Agent that such losses were the result of acts or omissions on the part of the Securities Agent constituting negligence or willful misconduct in connection with the performance by the Securities Agent hereunder or under the Kazakhstan Documents, or otherwise.

(d) Without prejudice to any other provision of this Section 7, the Securities Agent and the Issuers agree that no Secured Party shall have any liability to the Securities Agent or the Issuers (whether sounding in tort, contract or otherwise) hereunder.

Section 8. Illegality; No Inconsistency

Nothing in this Agreement or the Kazakhstan Documents shall require the Securities Agent to take any action that is in violation of or prohibited by any applicable laws.

Section 9. Miscellaneous Provisions

(a) Notices. All notices, approvals, comments or other communications required or desired to be given hereunder shall be in writing in the English language and delivered in person or mailed by certified mail or courier, postage prepaid, addressed as follows, or by facsimile transmission, and shall be deemed to have been given when received:

If to either the Original Trustee, the New Trustee or the Collateral Agent:

The Bank of New York Mellon

101 Barclay Street 4 East

New York, New York 10286

USA

Attention: Global Finance Unit

Fax: +1-212-815-5802/5803

If to the Securities Agent:

JSC BTA Securities

281 Khusainov Street

Almaty 050060

Kazakhstan

Attention: Zhassulan Bekzhigitov

Fax: +7-727-299-1025

If to TME:

c/o Transmeridian Exploration Incorporated

5847 San Felipe, Suite 4300

Houston, Texas 77057

USA

Attention: Earl W. McNiel

Fax: +1-713-781-6593

(b) Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

(c) Headings. The headings in this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

(d) Counterpart Originals. This Agreement may be signed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same agreement.

(e) Amendments. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by all of the parties hereto.

(f) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The parties agree that any suit for the enforcement of this Agreement may be brought in the courts of the State of New York or any federal court sitting in the Borough of Manhattan in New York, New York and consent to the nonexclusive jurisdiction of such court.

(g) Dispute Resolution.

(i)	The parties shall make attempts to settle disputes hereunder amicably through good faith negotiations within thirty (30) days from the moment of submission of a written notice about such dispute by one party to the other party. If such negotiations are not successful, a dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration.

(ii)

Each of the parties hereby irrevocably agrees that, if any dispute, claim or disagreement arises from or in connection with this Agreement (or any supplement, modification or addition thereto, including as to the terms or conditions of the execution, breach, termination or invalidity hereof or thereof) (together, “Disputes”) and the negotiations referred to in Clause (i) are not successful, such Dispute shall be submitted to arbitration. Disputes submitted to arbitration shall be conducted in English and be resolved by arbitration in London by the Arbitration Court of the International Chamber of Commerce (the Arbitration Court) in accordance with the rules of the Arbitration Court, which rules are deemed to be incorporated by reference into this Clause. The tribunal shall consist of three arbitrators, one appointed by each of the parties with the third being agreed between the first two arbitrators but, in the absence of agreement between them, shall be appointed by the Arbitration Court. All decisions of the Arbitration Court shall be binding on the parties, and the Dispute shall be considered finally settled under the rule of the Arbitration Court by said arbitrators.

(h) Incorporation by Reference. All of the rights, protections and privileges granted to each Trustee and the Collateral Agent under the applicable Indenture are incorporated by reference herein and shall inure to the benefit of the Securities Agent herein; provided, however, that in the event there is an inconsistency or conflict between this Agreement and the Indentures, this Agreement shall govern (it being understood that this proviso is intended solely to resolve conflicts between this Agreement and the Indentures with respect to the rights of the Securities Agent under this Agreement, and shall not in any way modify, diminish or otherwise affect the rights, protections and privileges granted to either Trustee or the Collateral Agent under the Indentures).

(i) Survival of Indemnities. The indemnities set forth herein in Section 7 shall survive the final payment of the Secured Obligations, the termination of this Agreement, and the resignation or removal of the Collateral Agent, any Trustee or the Securities Agent.

(j) Operative Time. Following receipt of the Requisite Consents (as defined in the Solicitation Statement), the parties hereto will execute this Agreement. This Agreement will become effective upon execution, but the proposed amendments to the Original Securities Agency Agreement effected hereby will not become operative until the Original Notes are accepted for payment and exchange in the exchange offer (as described in the Solicitation Statement), which is expected to occur immediately prior to the closing of the Swap (as defined in the Solicitation Statement).

(k) Representations. The Issuers hereby represent and warrant to the Original Trustee that, immediately prior to the execution and delivery of this Agreement by each of the parties hereto on the date hereof, none of the Original Notes are owned by (i) TME or by any Person that is or may be a Person directly or indirectly controlling or controlled by or under direct or indirect common control with TME or (ii) UEGL (other than the Specified Original Notes).

(l) Consent to Amendment. In accordance with Section 9.2 of the Existing Indenture and Section 9(e) of the Original Securities Agency Agreement, the Original Trustee hereby consents to the amendment and restatement in its entirety of the Original Securities Agency Agreement. In accordance with Section 9.2 of the Existing Indenture and Section 7(c) of the Original CSTA, the Original Trustee hereby consents to the amendment and restatement in its entirety of the Original CSTA.

(m) Enforcement Not Limited. It is understood and agreed that, (i) upon the occurrence and during the continuation of an “Event of Default” (as defined in the Original Indenture), the Original Trustee may take and continue, and direct the Collateral Agent to take and continue, in each case to the extent permitted by the Original Indenture and applicable law, any enforcement action with respect to the Secured Obligations under the Original Indenture and the Shares in such order and manner as it may determine in its sole discretion and (ii) upon the occurrence and during the continuation of an “Event of Default” (as defined in the New Indenture), the New Trustee may take and continue, and direct the Collateral Agent to take and continue, in each case to the extent permitted by the New Indenture and applicable law, any enforcement action with respect to the Secured Obligations under the New Indenture and the Shares in such order and manner as it may determine in its sole discretion; provided that (i) the Original Trustee and the New Trustee shall cooperate in good faith with the Collateral Agent in the orderly administration of the Shares in connection with an exercise of remedies hereunder or under the applicable Indenture, and (ii) all proceeds of Shares (howsoever realized and whomsoever realizing the same) shall in any event be applied ratably to the Secured Obligations in accordance with Section 9(n) hereof. The Original Trustee, for itself and on behalf of the holders of the Original Notes, hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Original Indenture or in the “Security Documents” (as defined in the Original Indenture) or otherwise shall be deemed to restrict in any way the rights and remedies of the New Trustee or the holders of the New Notes with respect to the Shares as set forth in this Agreement and the New Indenture or under applicable law (all proceeds of the Shares (howsoever realized and whomsoever realizing the same) in any event to be applied ratably to the Secured Obligations in accordance with Section 9(n) hereof). The New Trustee, for itself and on behalf of the holders of the New Notes, hereby acknowledges and agrees that no covenant, agreement or restriction contained in the New Indenture or in the “Security Documents” (as defined in the New Indenture) or otherwise shall be deemed to restrict in any way the rights and remedies of the Original Trustee or the holders of the Original Notes with respect to the Shares as set forth in this Agreement and the Original Indenture or under applicable law (all proceeds of the Shares (howsoever realized and whomsoever realizing the same) in any event to be applied ratably to the Secured Obligations in accordance with Section 9(n) hereof).

(n) Application of Proceeds.

(i) After the exercise of remedies by (i) the Collateral Agent, (ii) the Original Trustee or the holders of the Original Notes under Section 6.5 of the Original Indenture, or (iii) the New Trustee or the holders of the New Notes under Section 6.5 of the New Indenture, any Sales Proceeds, when received by any Secured Party in cash or its equivalent, will be applied ratably in reduction of the outstanding Secured Obligations (and, as to the Secured Obligations in respect of the Original Indenture, in the order of priority set forth in the Original Indenture, and, as to the Secured Obligations in respect of the New Indenture, in the order of priority set forth in the New Indenture), and each Issuer irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Collateral Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

(ii) In the event that the Collateral Agent receives the Sales Proceeds pursuant to any exercise of remedies hereunder or under the Indentures, and any outstanding Secured Obligations with respect to which such proceeds are to be applied are not yet due and payable under the applicable Indenture, the Collateral Agent shall hold such proceeds as additional Collateral security and will deposit such proceeds in a segregated non-interest bearing account, to be applied in reduction of such Secured Obligations as such Secured Obligations become due and payable in accordance with the terms of the applicable Indenture.

(iii) Any Sales Proceeds that may be received by the Original Trustee or holders of the Original Notes in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Collateral Agent, for the ratable benefit of the Secured Parties entitled thereto, in the same form as received, with any necessary endorsements, and the Original Trustee hereby authorizes the Collateral Agent to make any such endorsements as agent for the Original Trustee and the holders of the Original Notes (which authorization, being coupled with an interest, is irrevocable until such time as this Agreement is terminated in accordance with its terms). Any Sales Proceeds that may be received by the New Trustee or holders of the New Notes in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Collateral Agent, for the ratable benefit of the Secured Parties entitled thereto, in the same form as received, with any necessary endorsements, and the New Trustee hereby authorizes the Collateral Agent to make any such endorsements as agent for the New Trustee and the holders of the New Notes (which authorization, being coupled with an interest, is irrevocable until such time as this Agreement is terminated in accordance with its terms).

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

The Bank of New York Mellon, not in its individual capacity but solely as Original Trustee under the Original Indenture

By:	/s/ Vanessa Mack
	Name:	Vanessa Mack
	Title:	Vice President

The Bank of New York Mellon, not in its individual capacity but solely as New Trustee under the New Indenture

By:	/s/ Vanessa Mack
	Name:	Vanessa Mack
	Title:	Vice President

The Bank of New York Mellon, not in its individual capacity but solely as Collateral Agent under the Original Indenture and the New Indenture

By:	/s/ Vanessa Mack
	Name:	Vanessa Mack
	Title:	Vice President

JSC BTA Securities, as Securities Agent

By:	/s/ Zhassulan Bekzhigitov
	Name:	Zhassulan Bekzhigitov
	Title:	Chairman, Management Board

Transmeridian Exploration Inc., as an Issuer

By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President

Signature Page to Amended and Restated Securities Agency Agreement

Bramex Management, Inc., as an Issuer

By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President

Signature Page to Amended and Restated Securities Agency Agreement

EXHIBIT A

KAZAKHSTAN DOCUMENTS

1.	Amended and Restated Conditional Share Transfer Agreement, dated as of the date hereof, among JSC BTA Securities, Transmeridian Exploration Inc. and Bramex Management, Inc.

2.	Brokerage Services Agreements (with nominal holding) entered into between each Issuer and Money Experts JSC, a joint stock company registered under the laws of Kazakhstan and holding broker-dealer license No. 0401200555 (“Money Experts”) and the Securities Agent and Money Experts, each dated as of April 2, 2007.

3.	Amended and Restated Share Encumbrance and Pledge Agreement, dated as of the date hereof, among JSC BTA Securities, Transmeridian Exploration Inc. and Bramex Management, Inc.

4.	Application to open “personal account” with JSC “Securities Registrar System”, License No. 20050017 of the National Companies and Securities Commission of the Republic of Kazakhstan.